NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. ANNOUNCES THE SAINT JUNE,
A LUXURY MULTI-FAMILY DEVELOPMENT IN BARTON CREEK
Project to Feature 182 Units with a Focus on Design Sustainability

Construction Financing in Place
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AUSTIN, TX, June 8, 2021 - Stratus Properties Inc. (NASDAQ: STRS) (“Stratus” or the “Company”) today announced its plans and construction financing for The Saint June, a 182-unit luxury garden style multi-family development within the Amarra subdivision of the Barton Creek community. The Saint June will be built on approximately 36 acres and will be comprised of multiple buildings featuring one, two and three bedroom apartments for lease with exceptional amenities, including a resort style clubhouse, fitness center, pool and extensive green space.

William H. Armstrong III, Chairman and Chief Executive Officer, stated, “Our projects within the beautiful Barton Creek community focus on using sustainable design features, materials, and construction techniques to ensure we protect the natural setting. Similar to the recently announced Holden Hills project, The Saint June is designed to complement the hill country environment with a focus on sustainable luxury and will be another unique, high-quality property that is key to our successful strategy of developing and monetizing properties. This multi-family development project will offer apartments for lease, which will add value to our leasing segment operations in the long-term. The Saint June is the most recent addition to our growing pipeline of projects focused on sustainability, and is located minutes away from downtown Austin, offering tenants easy access to restaurants, shops and entertainment.”

Rendering of The Saint June

The project will be owned by The Saint June, L.P., a Texas limited partnership. Project financing is in place and includes a construction loan to the limited partnership in the amount of approximately $30.3 million, guaranteed by Stratus, to finance approximately 55 percent of the estimated approximately $55 million project costs. The remaining estimated project costs will be funded by equity contributed to the limited partnership by Stratus and a new unrelated private equity investor. Stratus will receive 34.13 percent of the limited partnership’s equity in exchange for its contribution of the land, development costs to date and cash, and will manage the project.

Stratus expects to begin project construction before the end of the second quarter of 2021, subject to receiving a final county permit. First resident move-ins are planned for late 2022.

About Stratus Properties Inc.

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, and sale of commercial, and multi-family and single-family residential real estate properties, real estate leasing, and the operation of hotel and entertainment businesses located in the Austin, Texas area and other select, fast-growing markets in Texas.

Forward-Looking Statements

This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact. The words “anticipates,” “may,” “can,” “could,” “plans,” “believes,” “potential,” “possible,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions are intended to identify those assertions as forward-looking statements. Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward- looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to obtain final permits for and close the financing arrangements for the development of The Saint June and execute profitably on its development plan for The Saint June, Stratus’ ability to continue to effectively develop and execute its strategies, including its ability to develop, finance, construct and sell properties on its anticipated schedule and at prices its Board considers acceptable, Stratus’ ability to obtain various entitlements and permits, a decrease in the demand for real estate in select markets in Texas where Stratus operates, changes in economic, market and business conditions, the uncertain and ongoing impact of the COVID-19 pandemic, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which Stratus' forward-looking statements are based are likely to change after the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it does not intend to update its forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, business plans, actual experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements.

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A copy of this release is available on Stratus' website, stratusproperties.com.

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